UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2024

Finward Bancorp
(Exact name of registrant as specified in its charter)

Indiana	001-40999	35-1927981
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9204 Columbia Avenue Munster, Indiana	46321
(Address of principal executive offices)	(Zip Code)

(219) 836-4400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	FNWD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 24, 2024, Finward Bancorp (the “Bancorp”) held its Annual Meeting of Shareholders (the “Annual Meeting”), as a virtual-only meeting, pursuant to due notice. Only holders of record of the Bancorp’s common stock at the close of business on March 22, 2024 (the “Record Date”) were entitled to vote at the Annual Meeting. On the Record Date, there were 4,301,819 shares of the Bancorp’s common stock issued and outstanding. Holders of a total of 3,206,697 shares of common stock were present virtually or by proxy at the Annual Meeting, constituting a quorum.

The Bancorp’s shareholders voted on four proposals at the Annual Meeting. The proposals are described in detail in the Bancorp’s definitive proxy statement filed with the Securities and Exchange Commission on March 29, 2024. The final results of the vote regarding the proposals are set forth below.

Proposal 1: Election of Directors. The Bancorp’s shareholders elected two directors to serve three-year terms expiring in 2027. The votes regarding this proposal were as follows:

Director	Expiration of Term	Votes For	Votes Withheld	Broker Non- Votes
Anthony M. Puntillo	2027	2,641,824	165,998	398,875
James L. Wieser	2027	2,453,380	354,442	398,875

Proposal 2: Ratification of Auditors. The proposal described below, having received a vote virtually or by proxy of more favorable votes than votes cast against the proposal, was declared to be duly adopted by the shareholders of the Bancorp.  The votes regarding this proposal were as follows:

	For	Against	Abstain	Broker Non- Votes
Ratification of the appointment of FORVIS, LLP as independent registered public accounting firm for the fiscal year ending December 31, 2024.	3,130,854	26,533	49,310	-0-

Proposal 3: Advisory Vote on Compensation. The proposal described below, having received an advisory vote virtually or by proxy of more favorable votes than votes cast against the proposal, was declared to be duly adopted by the shareholders of the Bancorp.  The votes regarding this proposal were as follows:

	For	Against	Abstain	Broker Non- Votes
Approval, on a non-binding advisory basis, of the executive compensation of the named executive officers included in the proxy statement for the Annual Meeting.	2,532,835	225,114	49,873	398,875

Proposal 4: Advisory Vote on the Frequency of Shareholder Advisory Votes on Compensation. The Bancorp’s shareholders voted, on a non-binding advisory basis, indicating their preference on the frequency of the shareholder vote on the executive compensation of the Bancorp’s named executive officers, as follows:

	One Year	Two Years	Three Years	Abstain	Broker Non- Votes
Approval, on a non-binding advisory basis, of the frequency of shareholder advisory votes on executive compensation of the Bancorp’s named executive officers.	2,675,589	18,789	41,827	71,617	398,875

The option that received the most votes cast by shareholders at the Annual Meeting was “one year.” The Bancorp’s Board of Directors had recommended a vote for annual frequency of say-on-pay votes. In light of this result and other factors it considered, the Board has determined that the Bancorp will continue to hold future say-on-pay votes on an annual basis until the next advisory vote on the frequency of say-on-pay votes occurs. The next advisory vote regarding the frequency of say-on-pay votes is required to occur no later than the Bancorp’s 2030 Annual Meeting of Shareholders.

No other matters were considered or voted upon at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Finward Bancorp
Date: May 29, 2024

	By:	/s/ Benjamin L. Schmitt
Printed Name: Benjamin L. Schmitt
Title: Senior Vice President, Chief Financial Officer and Treasurer